As filed with the Securities and Exchange Commission on May 15, 1998
                                          Registration No. 333-_______________
 ==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               ------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                               ------------

                             INGRAM MICRO INC.
            (Exact name of issuer as specified in its charter)

        Delaware                         5045                   62-1644402
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
    of incorporation           Classification Code Number)  Identification No.)
    or organization)

                         1600 E. St. Andrew Place
                           Santa Ana, CA  92705
                              (714) 566-1000
                 (Address of principal executive offices)

                               ------------

                             INGRAM MICRO INC.
                     1998 EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the plan)

                               ------------

                       James E. Anderson, Jr., Esq.
                 Senior Vice President and General Counsel
                             Ingram Micro Inc.
                         1600 E. St. Andrew Place
                           Santa Ana, CA  92705
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service: (714) 566-1000

                                 Copy to:
                       Winthrop B. Conrad, Jr., Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY  10017
                              (212) 450-4000

                               ------------


                      CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                            Proposed                  Proposed
                                                             Maximum                   Maximum                 Amount of
Title of Securities              Amount to be            Offering Price               Aggregate              Registration
to be Registered                Registered (1)            per Share (2)          Offering Price (2)               Fee
--------------------------------------------------------------------------------------------------------------------------

Class A Common Stock            3,000,000 shares         $46.81                  $140,430,000                $41,427
(par value $0.01 per
share)
==========================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite
    Transaction Tape on May 8, 1998.

------------------------------------------------------------------------------

         This Registration Statement Includes a Total of 17 Pages.
                         Exhibit Index on Page 8.




                                  PART I

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

     This information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Ingram Micro Inc. 1998 Employee Stock Purchase Plan, together with the Ingram Micro Inc. 1998 Employee Stock Purchase Plan, attached to the Prospectus as Exhibit A thereto.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Ingram Micro Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 3,000,000 shares of the Registrant's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), for issuance pursuant to the Registrant's 1998 Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"),
(Commission 1934 Act File Number 001-12203) are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1998.

     (2) All other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     (3) The description of the Registrant's Class A Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(3) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     James E. Anderson, Jr., the Registrant's General Counsel, owns directly and indirectly securities of the Registrant, and options to purchase such securities, with a fair market value in excess of $50,000.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit Number   Exhibit
--------------   -------

4.01             Certificate of Incorporation of the Registrant.
                 (Incorporated herein by reference to Exhibit 1.01 to the Registrant's 1933 Act Registration Statement on Form S-1, File No. 333-09453).*

4.02             Amended and Restated Bylaws of the Registrant.
                 (Incorporated herein by reference to Exhibit 3.02 to the Registrant's Form 10-K for the fiscal year ended January 3, 1998).*

5.01             Opinion of General Counsel of the Registrant.

23.01            Consent of Independent Public Accountants - Price
                 Waterhouse LLP.

23.02 Consent of General Counsel of the Registrant (included in opinion filed as Exhibit 5.01).

24.01 Powers of Attorney (included on the signature page of this registration statement).

99.01            Form of the Ingram Micro Inc. 1998 Employee Stock Purchase
                 Plan.

------------
*  Incorporated by reference.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

          (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  EXPERTS

     The financial statements incorporated in this Form S-8 by reference to the Annual Report on Form 10-K of Ingram Micro Inc. for the year ended January 3, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               LEGAL MATTERS

     The validity of the Class A Common Stock offered hereunder has been passed upon by the Registrant's General Counsel.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 15th day of May, 1998.


                                        INGRAM MICRO INC.


                                        By  /s/ James E. Anderson, Jr.
                                           ---------------------------------
                                           James E. Anderson, Jr.
                                           Senior Vice President, Secretary
                                           and General Counsel



                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Jerre L. Stead, Michael J. Grainger and James E. Anderson, Jr. and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Ingram Micro Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                    Title                                                     Date
---------                                    -----                                                     ----

  /s/ Jerre L. Stead                         Chief Executive Officer (Principal Executive Officer);    May 15, 1998
------------------------------------------   Chairman of the Board
Jerre L. Stead


  /s/ Michael J. Grainger                    Executive Vice President and Worldwide Chief Financial    May 15, 1998
------------------------------------------   Officer (Principal Financial Officer and Principal
Michael J. Grainger                          Accounting Officer)

  /s/ Martha R. Ingram                       Director                                                  May 15, 1998
------------------------------------------
Martha R. Ingram

  /s/ John R. Ingram                         Director                                                  May 15, 1998
------------------------------------------
John R. Ingram

  /s/ David B. Ingram                        Director                                                  May 15, 1998
------------------------------------------
David B. Ingram

  /s/ Don H. Davis, Jr.                      Director                                                  May 15, 1998
------------------------------------------
Don H. Davis, Jr.

  /s/ Philip M. Pfeffer                      Director                                                  May 15, 1998
------------------------------------------
Philip M. Pfeffer

  /s/ J. Phillip Samper                      Director                                                  May 15, 1998
------------------------------------------
J. Phillip Samper

  /s/ Joe B. Wyatt                           Director                                                  May 15, 1998
------------------------------------------
Joe B. Wyatt




                             INDEX TO EXHIBITS


Exhibit                                                                                    Sequentially
Number        Exhibit                                                                      Numbered Page
-------       -------                                                                      -------------

  4.01        Certificate of Incorporation of the Registrant.  (Incorporated herein               *
              by reference to Exhibit 1.01 to the Registrant's 1933 Act Registration
              Statement on Form S-1, File No. 333-09453).*

  4.02        Amended and Restated Bylaws of the Registrant.  (Incorporated                       *
              herein by reference to Exhibit 3.02 to the Registrant's Form 10-K for the fiscal year ended January 3, 1998).*

  5.01        Opinion of the Registrant's General Counsel.                                       10

 23.01        Consent of Independent Public Accountants - Price Waterhouse LLP.                  12

 23.02        Consent of the Registrant's General Counsel (included in his opinion               10
              filed as Exhibit 5.01).

 24.01        Powers of Attorney (included on the signature page of this                          7
              registration statement).

 99.01        Form of the Ingram Micro Inc. 1998 Employee Stock Purchase Plan.                   14


------------
*    Incorporated by reference.
